UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 26, 2019

KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-54005	95-4612685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2019, Kilroy Realty Corporation (the “Company”), the general partner of Kilroy Realty, L.P., appointed Heidi R. Roth, who most recently served as the Company’s Executive Vice President and Chief Accounting Officer, to a newly created role as the Executive Vice President and Chief Administrative Officer, effective immediately. In her new position, Ms. Roth will work closely with John Kilroy, the Company’s President and CEO, and the rest of the executive management team on corporate and strategic initiatives and will oversee the information technology and human capital functions of the Company.

On February 26, 2019, the Company also appointed Merryl Werber, who has served as the Company’s Senior Vice President and Controller since 2017, as the Company’s Senior Vice President, Controller and Chief Accounting Officer, effective immediately, succeeding Ms. Roth in the role of the Company’s principal accounting officer.

Prior to serving as Senior Vice President and Controller, Ms. Werber, age 49, had served as the Company’s Senior Vice President, Financial, Development and Construction Reporting, since 2014. Previously, she served as the Company’s Vice President, Technical Accounting, Deal Structuring and Financial Reporting, from 2001 to 2014 and Director, Financial Reporting, from 1998 to 2001. Prior to joining the Company in 1998, Ms. Werber began her career in the assurance practice at Ernst & Young LLP, where she worked for six years. She received a Bachelor of Science Degree in Accounting from the Pennsylvania State University and is a certified public accountant (inactive) in the State of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty, L.P.
Date: February 28, 2019

By:	Kilroy Realty Corporation,
Its general partner

By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President and Chief Administrative Officer